Exhibit 10.1

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this “Second Amendment”) is made this ___ day of ___________, 2017 (the “Effective Date”), by and between FOUR IRVINGTON CENTRE ASSOCIATES, LLC, a Maryland limited liability company (“Landlord”), and SUCAMPO PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain Office Lease Agreement dated May 5, 2015 (the "Original Lease"), as amended by that certain First Amendment to Office Lease Agreement dated September 14, 2015 (the “First Amendment”), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 27,502 rentable square feet of office space (the “Existing Premises”) on the fifth (5th) floor of the building located at 805 King Farm Boulevard, Rockville, Maryland (the “Building”); and

WHEREAS, Landlord and Tenant desire to amend the Original Lease, as amended, to provide for the demise to Tenant of the Expansion Space (hereinafter defined), upon the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1.       Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Second Amendment and are made a part hereof by this reference.

2.       Definitions. All capitalized terms used in this Second Amendment shall have the meanings ascribed thereto in the Original Lease, as amended, unless otherwise defined herein. As used herein and in the Original Lease, as amended: (i) the term “Lease” shall mean the Original Lease, as amended by the First Amendment and this Second Amendment; and (ii) from and after the Expansion Space Possession Date (hereinafter defined), the term "Premises" shall mean the Existing Premises together with the Expansion Space.

3.       Expansion Space; Expansion Space Possession Date; Expansion Space Commencement Date.

A.       Subject to the terms and conditions set forth herein, from and after the Expansion Space Possession Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 9,603 rentable square feet of additional office space on the first (1st) floor of the Building (the “Expansion Space”), as such space is more particularly shown as the shaded space on the attached Exhibit A. As of the Expansion Space Possession Date, the aggregate number of rentable square feet demised to Tenant under the Lease (consisting of the Existing Premises together with the Expansion Space) shall be 37,105. As used herein, the term “Expansion Space Possession Date” means December 1, 2017. Landlord shall deliver possession of the Expansion Space to Tenant on the Expansion Space Possession Date with the Landlord Work (hereinafter defined) substantially complete.

B.       The Term with respect to the Expansion Space shall commence on the Expansion Space Possession Date and shall expire on June 30, 2027 (i.e., the “Lease Expiration Date” as set forth in the Original Lease). Between the Expansion Space Possession Date and the day immediately preceding the Expansion Space Commencement Date (hereinafter defined), all of the terms and provisions of the Lease with respect to the Expansion Space shall be in full force and effect, and shall apply to Tenant's use and occupancy of the Expansion Space, except that Tenant shall not be obligated to pay ES Annual Base Rent (hereinafter defined) with respect to the Expansion Space until the Expansion Space Commencement Date. As used herein, the term "Expansion Space Commencement Date" means March 1, 2018.

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4.       “As-Is” Condition; Landlord Work; Improvements to the Expansion Space.

A.       Tenant shall remain in possession of the Existing Premises from and after the Effective Date of this Second Amendment in its then "as-is" condition and Landlord shall have no obligation to perform, or pay for, any work, improvements or alterations in or to the Existing Premises in connection with this Second Amendment or otherwise. Landlord shall deliver the Expansion Space to Tenant in its "as-is" condition and, except for the Landlord Work and as otherwise expressly set forth in this Second Amendment, Landlord shall have no obligation to perform, or, pay for, any work, improvements or alterations in or to the Expansion Space in connection with this Second Amendment or otherwise. Notwithstanding the foregoing, Landlord shall, at Landlord’s sole cost and expense, undertake in or to the Expansion Space the work more particularly described in the plan and work narrative set forth on Exhibit D attached hereto (collectively, the “Landlord Work”) using materials and finished selected by Landlord, unless specific materials and finishes are expressly set forth on Exhibit D.

B.       Tenant shall, at Tenant's sole cost and expense, subject to the application of the Improvement Allowance (as such term is defined in the Work Agreement [hereinafter defined]), construct in the Expansion Space the ES Tenant Improvements (as such term is defined in the Work Agreement) described in the Work Agreement attached hereto as Exhibit B (the "Work Agreement"), in accordance with the terms and conditions of the Work Agreement. The cost of all design, architectural and engineering work, demolition costs, construction costs, construction supervision, contractors’ overhead and profit, licenses and permits, and all other costs and expenses incurred in connection with the ES Tenant Improvements shall be at Tenant’s sole cost and expense, subject to the application of the Improvement Allowance. Landlord shall disburse the Improvement Allowance as provided in the Work Agreement. All costs incurred with respect to the ES Tenant Improvements in excess of the Improvement Allowance shall be paid by Tenant as provided in the Work Agreement. Any delay by Tenant in the completion of the ES Tenant Improvements shall not delay, or otherwise affect, the Expansion Space Possession Date or the Expansion Space Commencement Date.

C.       Provided Tenant has delivered to Landlord evidence reasonably satisfactory to Landlord that all insurance required to be carried by Tenant and its contractors under the Lease is effective (and applies to the Expansion Space), Tenant shall have access to the Expansion Space immediately upon the occurrence of the Expansion Space Possession Date; provided, however, Tenant shall not be entitled to make any alterations or improvements to the Expansion Space until the ES Tenant’s Plans (as such term is defined in the Work Agreement) have been finally approved by Landlord in accordance with the terms of the Work Agreement. Except for purposes of designing and constructing the ES Tenant Improvements in accordance with the terms of the Work Agreement and moving Tenant's furniture, fixtures and equipment into the Expansion Space, Tenant shall not be permitted to occupy the Expansion Space for purposes of conducting its business therein or for any other purpose, unless and until Tenant delivers to Landlord a certificate of occupancy and any other approvals required for Tenant's occupancy of the Expansion Space from any governmental authorities having jurisdiction over the Expansion Space, all of which shall be obtained by Tenant at Tenant's sole cost and expense. If Landlord notifies Tenant that the Expansion Space are otherwise available for Tenant to take possession thereof, but Tenant is not permitted to take possession of the Expansion Space because Tenant has failed to deliver to Landlord evidence reasonably satisfactory to Landlord that all insurance required under the Lease to be carried by Tenant and its contractor is effective (and applies to the Expansion Space), then (i) Landlord shall be deemed to have tendered possession of the Expansion Space to Tenant, (ii) neither the Expansion Space Possession Date nor the Expansion Space Commencement Date shall be delayed as a result thereof, and (iii) Tenant shall be entitled to access the Expansion Space when such evidence of insurance has been delivered to Landlord.

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5.       ES Annual Base Rent.

A.       Commencing on the Expansion Space Commencement Date, and thereafter on the first day of each and every calendar month during the Term (but subject to the terms of Paragraph 5[B], below), Tenant shall pay Landlord Annual Base Rent for the Expansion Space (“ES Annual Base Rent”) in the following amounts, in equal monthly installments (“ES Monthly Base Rent”), in advance, as follows:

Period	ES Annual Base Rent Per RSF	ES Annual Base Rent	ES Monthly Base Rent
Expansion Space Commencement Date – 11/30/18	$32.04	$307,680.12*	$25,640.01
12/1/18 – 11/30/19	$32.85	$315,458.52	$26,288.21
12/1/19 – 11/30/20	$33.67	$323,333.04	$26,944.42
12/1/20 – 11/30/21	$34.51	$331,399.56	$27,616.63
12/1/21 – 11/30/22	$35.37	$339,658.08	$28,304.84
12/1/22 – 11/30/23	$36.25	$348,108.72	$29,009.06
12/1/23 – 11/30/24	$37.16	$356,847.48	$29,737.29
12/1/24 – 11/30/25	$38.09	$365,778.24	$30,481.52
12/1/25 – 11/30/26	$39.04	$374,901.12	$31,241.76
12/1/26 – 6/30/27	$40.02	$384,312.12*	$32,026.01
[*on an annualized basis]

Tenant shall pay Landlord the ES Annual Base Rent payable pursuant to this Paragraph 5(A) in accordance with the terms and conditions of the Lease.

B.       Provided that no Event of Default by Tenant then exists under the Lease, Landlord hereby agrees to abate the ES Annual Base Rent otherwise due from Tenant for the first sixteen (16) full calendar months following the Expansion Space Commencement Date.

C.       From and after the Effective Date of this Second Amendment, Tenant shall continue to pay Landlord Annual Base Rent for the Existing Premises in accordance with the terms and conditions of the Original Lease, as amended by the First Amendment.

6.       Tenant’s Pass-Through Costs.

A.       Commencing on the first (1st) anniversary of the Expansion Space Commencement Date and continuing thereafter throughout the Term, Tenant shall pay Landlord Tenant’s Pass-Through Costs with respect to the Expansion Space in accordance with the terms of the Original Lease, as amended by the First Amendment and as further amended by the terms of this Paragraph 6; provided, however, that for purposes of determining the amount of Tenant’s Pass-Through Costs payable by Tenant with respect to the Expansion Space (i) “Tenant’s Pro Rata Share (Operating Expenses)” means 4.28%, (ii) “Tenant’s Pro Rata Share (Real Estate Taxes) means 4.28% and (iii) “Base Year” means calendar year 2018. Landlord’s reporting obligations set forth in Section 4.b(iv) of the Original Lease shall apply with respect to Tenant’s Pass-Through Costs for the Expansion Space.

B.       Notwithstanding anything to the contrary set forth in this Second Amendment, for purposes of determining the amount of Tenant’s Pass-Through Costs payable by Tenant with respect to the Expansion Space, Landlord shall not include in Operating Expenses during any calendar year of the Term that portion of Controllable ES Expenses (hereinafter defined) during such calendar year which exceeds the Controllable ES Expenses Cap (hereinafter defined) for such calendar year. As used herein, the term "Controllable ES Expenses Cap" for (i) calendar year 2018 shall be the aggregate amount of Controllable ES Expenses incurred in calendar year 2018, and (ii) for each calendar year thereafter shall be an amount equal to one hundred five percent (105%) of the actual amount of Controllable ES Expenses incurred in the immediately preceding calendar year. As used herein, the term “Controllable ES Expenses” shall mean the all categories of Operating Expenses, except: (1) utility costs; (2) the cost of Landlord’s insurance and insurance deductibles; and (3) the cost of snow and ice removal and prevention. Notwithstanding the foregoing, the terms of this paragraph shall not preclude Landlord from passing through Controllable ES Expenses in calendar years following the calendar year in which such Controllable ES Expenses were incurred if such Controllable ES Expenses, when added to Controllable ES Expenses incurred in a subsequent calendar year, do not exceed the Controllable ES Expenses Cap for any such subsequent calendar year.

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C.       From and after the Effective Date of this Second Amendment, Tenant shall continue to pay Landlord Tenant’s Pass-Through Costs for the Existing Premises in accordance with the terms and conditions of the Original Lease, as amended by the First Amendment.

7.       Parking Spaces. From and after the Expansion Space Commencement Date, Tenant shall be entitled to use, without charge during the Term (and any renewals thereof), but in accordance with the terms of the Lease, an additional thirty-four (34) parking spaces (or 3.5 parking spaces per 1,000 r.s.f. of the Expansion Space) in the aggregate (collectively, the "ES Parking Spaces"), which ES Parking Spaces shall be located on the Surface Lot and/or the Parking Structure. Notwithstanding the foregoing, two (2) of the ES Parking Spaces shall be reserved for Tenant's use only (the "ES Reserved Parking Spaces"). The remaining thirty-two (32) ES Parking Spaces shall be unreserved parking spaces. The ES Reserved Parking Spaces shall in the locations marked “Available” on the attached Exhibit A-1. Landlord shall have no obligation to "police" the ES Reserved Parking Spaces to ensure that such spaces are being used by Tenant only.

8.       Brokers. Landlord and Tenant recognize American Real Estate Partners Management LLC, as Landlord’s broker, and G&E Real Estate, Inc., d/b/a Newmark Grubb Knight Frank, as Tenant’s broker (collectively, the "Brokers"), as the sole brokers with respect to this Second Amendment and Landlord agrees to be responsible for the payment of any leasing commissions owed to the aforesaid Brokers in accordance with the terms of separate commission agreements entered into between Landlord and each of said Brokers. Landlord and Tenant each represents and warrants to the other that, except for the Brokers, no other broker has been employed in carrying on any negotiations relating to this Second Amendment and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.

9.       Access; Security System. Prior to the Expansion Space Commencement Date, Landlord shall provide Tenant with forty-three (43) additional access cards, at no cost to Tenant. Tenant shall be responsible for the cost of any additional or replacement access cards requested by Tenant, which cost shall be equal to Landlord’s actual cost of obtaining such access cards for Tenant. Subject to Landlord’s review and approval of the plans and specifications for such system, Tenant shall be entitled to install, at Tenant's sole cost and expense, a security and card reader access system for the Expansion Space, which Tenant shall coordinate with the Building's main security access system; provided Tenant's card reader access system for the Expansion Space does not adversely affect the main Building access system or any other Building system, and provided further that Tenant shall provide Landlord with a reasonable number of access cards by which Landlord may gain access to the Expansion Space using Tenant's card reader access system.

10.       Suite Entry Sign. Landlord, at Landlord’s sole cost, shall initially install one (1) Building-standard suite entry sign bearing Tenant’s name in the Building-standard location adjacent to the main entrance to the Expansion Space.

11.       Restoration. If Landlord will require Tenant to remove any ES Tenant Improvements at the end of the Term, Landlord shall, by written notice to Tenant given at the time of Landlord's approval of the ES Tenant's Plans (as such term is defined in the Work Agreement), inform Tenant of such requirement to remove such component of the ES Tenant Improvements as of the end of the Term, and to repair any damage to the Expansion Space and/or the Building caused by such removal, all at Tenant's sole expense; provided, however, that Tenant shall have no obligation to remove at the end of the Term cabling and wiring (other than Telecom Equipment Cabling which Tenant shall remove at the end of the Term) installed in connection with Tenant’s initial occupancy of the Expansion Space.

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12.       Tenant’s Termination Option. Landlord and Tenant hereby expressly acknowledge and agree that (i) Tenant shall retain the right to terminate the Lease with respect to the entire Premises (including the Expansion Space) pursuant to the terms of Section 33 of the Original Lease (captioned, “Tenant’s Termination Option”), as amended by this Paragraph 12, (ii) accordingly, to account for the Expansion Space, the Termination Payment shall be increased to include an amount equal to the sum of (a) the then-unamortized costs (as of the Termination Date) incurred by Landlord in connection with this Second Amendment, which costs shall include all leasing commissions paid by Landlord, the amount of the Improvement Allowance set forth in the Work Agreement attached to this Second Amendment, the amount of ES Annual Base Rent abated pursuant to the terms of Paragraph 5(B), above, and Landlord's reasonable legal fees (collectively, the "ES Leasing Costs"), plus (b) two (2) installments of ES Monthly Base Rent payable by Tenant as of the Termination Date, (iii) the amortization of the ES Leasing Costs shall be effected as though the total of such costs was the principal amount of a promissory note, bearing interest at the rate of six percent (6%) per annum, where the principal (and all interest thereon) shall be repaid in equal monthly installments of principal and interest, commencing on the Expansion Space Commencement Date, in such amount as to cause the principal balance to be reduced to zero as of the Lease Expiration Date, (iv) the ES Leasing Cost shall be deemed to be “Leasing Costs” under the Original Lease, as amended and (v) accordingly, the Exhibit G attached to this Second Amendment shall hereby be deemed to have been attached to the First Amendment and to the Original Lease as Exhibit G thereto, which exhibit sets forth a summary of all of the Leasing Costs (inclusive of the ES Leasing Costs) and the calculation of the Termination Payment.

13.       Option to Extend Term. Landlord and Tenant hereby expressly acknowledge and agree that Tenant’s right to extend the Term pursuant to the terms of Section 22 of the Original Lease (captioned, “Option to Extend Term”) shall apply to the entire Premises, including the Expansion Space.

14.       Balcony. Subject to all applicable laws, rules, regulations and orders, governmental or quasi-governmental prohibitions, approvals and/or restrictions (including without limitation any approval or restriction required or imposed by any owners’ association with jurisdiction over the Building) and Landlord’s reasonable rules with respect thereto that may be established from time to time, Tenant shall have, for so long as Tenant is leasing and occupying the entire Expansion Space (i) exclusive use of the existing balcony that is located adjacent to the Expansion Space and that exclusively serves the Expansion Space (the “Balcony”). Tenant agrees to accept the Balcony in its “as-is” condition on the Expansion Space Possession Date. It is hereby expressly acknowledged and agreed that any furnishings or other objects placed by Tenant upon the Balcony shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and the approval of any owners’ association with jurisdiction over the Building. Except for Landlord’s repair and maintenance obligations set forth in the Lease, Tenant shall be responsible, at Tenant’s sole cost and expense, for all maintenance, repair, cleaning and access control required to keep the Balcony in good condition and repair. Notwithstanding anything to the contrary contained in the Lease, as used in the Lease, the term "Premises" shall include the Balcony, provided, however, that the area of the Balcony shall not be used to calculate the Annual Base Rent payable by Tenant under the Lease, Tenant's Pro Rata Share (Operating Expenses), Tenant’s Pro Rata Share (Real Estate Taxes) or any other term of the Lease which depends on the rentable square footage of the Premises.

15.       Counterpart Copies. This Second Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Second Amendment.

16.       Miscellaneous. This Second Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the State of Maryland.

17.       Ratification. Except as expressly amended by this Second Amendment, all other terms, conditions and provisions of the Original Lease, as amended, are hereby ratified and confirmed and shall continue in full force and effect.

[signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Office Lease Agreement under seal as of the day and year first hereinabove written.

LANDLORD:

FOUR IRVINGTON CENTRE ASSOCIATES, LLC,
a Maryland limited liability company

By:	ACP/Utah Four Irvington, LLC, a Delaware limited liability company, its Sole Member and Manager

	By:	ACP Four Irvington Investors LLC, a Delaware limited liability company, its Manager

		By:	ACP Four Irvington Manager LLC, a Delaware limited liability company, its Manager

By:
Name:
Title:

TENANT:

SUCAMPO PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

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EXHIBIT A

FLOOR PLAN OF EXPANSION SPACE

HOLLAND & KNIGHT LLP

EXHIBIT A-1

LOCATIONS OF ES RESERVED PARKING SPACES

*Available
S S S S * *
1 2 3 4
USE GROUP S-2
(ENCLOSED PARKING)
243 SPACES
EXIT
All Belowgrade level/covered parking

GE B-1 LEVEL EGRESS

HOLLAND & KNIGHT LLP

EXHIBIT B

WORK AGREEMENT

This Work Agreement (the "Work Agreement") is attached to and made a part of that certain Second Amendment to Office Lease Agreement (the "Second Amendment") dated ______________, 2017 by and between FOUR IRVINGTON CENTRE ASSOCIATES, LLC, as landlord ("Landlord"), and SUCAMPO PHARMACEUTICALS, INC., as tenant ("Tenant"), for the premises (the "Expansion Space") described therein in the building having a street address of 805 King Farm Boulevard, Rockville, Maryland (the "Building"). It is the intent of this Work Agreement that Tenant shall be permitted freedom in the design and layout of the Expansion Space, consistent with applicable building codes and requirements of law, including without limitation the Americans with Disabilities Act, and with sound architectural and construction practice in first-class office buildings, provided that neither the design nor the implementation of the ES Tenant Improvements (hereinafter defined) shall cause any interference to the operation of the Building's HVAC, mechanical, plumbing, life safety, electrical or other systems or to other Building operations or functions, nor increase maintenance or utility charges for operating the Building. Capitalized terms not otherwise defined in this Work Agreement shall have the meanings set forth in the Second Amendment. In the event of any conflict between the terms hereof and the terms of the Second Amendment, the terms hereof shall prevail for the purposes of design and construction of the ES Tenant Improvements.

A.       ES TENANT IMPROVEMENTS.

1.1.        As-Is Condition. Except for the Landlord Work, Landlord shall have no obligation to perform or cause the performance or construction of any improvements in or to the Expansion Space and Landlord shall deliver the Expansion Space to Tenant in its "as-is" condition.

2.2.       ES Tenant Improvements. Tenant, at its sole cost and expense, shall furnish and install in the Expansion Space in accordance with the terms of this Work Agreement, the improvements set forth in the ES Tenant’s Plans (hereinafter defined) which are subject to Landlord's approval in accordance with Paragraph B.3, below (the "ES Tenant Improvements"). All costs of all design, space planning, and architectural and engineering work for or in connection with the ES Tenant Improvements, including without limitation all drawings, plans, specifications, licenses, permits or other approvals relating thereto, and all insurance and other requirements and conditions hereunder, and all costs of construction, including supervision thereof, shall be at Tenant's sole cost and expense, subject to the application of the Improvement Allowance in accordance with the terms of this Work Agreement.

B.       PLANS AND SPECIFICATIONS

1.       Space Planner. Tenant shall retain the services of an architectural firm approved by Landlord (the "Space Planner"), which approval shall not be unreasonably withheld, conditioned or delayed, to design the ES Tenant Improvements in the Expansion Space and prepare the Final Space Plan (hereinafter defined) and the Contract Documents (hereinafter defined). Notwithstanding the forgoing, Landlord hereby acknowledges that Form Architects is hereby pre-approved by Landlord to serve as the Space Planner. The Space Planner shall meet with the Landlord and/or Landlord's building manager from time to time to obtain information about the Building and to insure that the improvements envisioned in the Contract Documents do not interfere with and/or affect the Building or any systems therein. The Space Planner shall prepare all space plans, working drawings, and plans and specifications described in Paragraph B.3, below, in conformity with the base Building plans and systems, and the Space Planner shall coordinate its plans and specifications with the Engineers (hereinafter defined) and Landlord. All fees of the Space Planner shall be borne solely by Tenant, subject to application of the Improvement Allowance as hereinafter provided.

HOLLAND & KNIGHT LLP

2.       Engineers. Tenant shall retain the services of mechanical, electrical, plumbing and structural engineers approved by Landlord (the "Engineers"), which approval shall not be unreasonably withheld, conditioned or delayed, to (i) design the type, number and location of all mechanical systems in the Expansion Space, including without limitation the heating, ventilating and air conditioning system therein, the Telecom Equipment Cabling, fire alarm system and to prepare all of the mechanical plans, (ii) assist Tenant and the Space Planner in connection with the electrical design of the Expansion Space, including the location and capacity of light fixtures, electrical receptacles and other electrical elements, and to prepare all of the electrical plans, (iii) assist Tenant and the Space Planner in connection with plumbing-related issues involved in designing the Expansion Space and to prepare all of the plumbing plans and (iv) assist Tenant and the Space Planner in connection with the structural elements of the Space Planner's design of the Expansion Space and to prepare all of the structural plans. All fees of the Engineers shall be borne solely by Tenant, subject to application of the Improvement Allowance as hereinafter provided.

3.       Time Schedule.

a.       Tenant shall furnish to Landlord for its review and approval a proposed detailed space plan for the ES Tenant Improvements (the "Final Space Plan") prepared by the Space Planner, in consultation with Landlord and the Engineers. The Final Space Plan shall contain the information and otherwise comply with the requirements therefor described in Schedule B-1 attached hereto. Landlord shall advise Tenant of Landlord's approval or disapproval of the Final Space Plan within five (5) business days after Tenant submits the Final Space Plan to Landlord. Tenant shall promptly revise the proposed Final Space Plan to meet Landlord's objections, if any, and resubmit the Final Space Plan to Landlord for its review and approval.

b.       After Landlord approves the Final Space Plan, Tenant shall furnish to Landlord for its review and approval, all architectural plans, working drawings and specifications (the "Contract Documents") necessary and sufficient (i) for the construction of the ES Tenant Improvements; and (ii) to enable Tenant to obtain a building permit for the construction of the ES Tenant Improvements by the Contractor (hereinafter defined). The Contract Documents shall contain the information and otherwise comply with the requirements therefore described in Schedule B-2 attached hereto and shall set forth the location of any core drilling by Tenant (the approval of same shall be subject to Landlord's approval in its sole discretion). Landlord shall advise Tenant of Landlord's approval or disapproval of the Contract Documents, or any of them, within five (5) business days after Tenant submits the Contract Documents to Landlord. Tenant shall promptly revise the Contract Documents to meet Landlord's objections, if any, and resubmit the Contract Documents to Landlord for its review and approval. Landlord shall advise Tenant of Landlord's approval or disapproval of the revised Contract Documents within five (5) business days after Tenant submits same. Notwithstanding anything herein to the contrary, approval by Landlord of the Contract Documents shall not constitute an assurance by Landlord that the Contract Documents: (a) satisfy Legal Requirements (hereinafter defined), (b) are sufficient to enable Tenant to obtain a building permit for the undertaking of the ES Tenant Improvements in the Expansion Space, or (c) will not interfere with, and/or otherwise affect, base Building or base Building systems.

c.       The Final Space Plan and the Contract Documents are referred to collectively herein as the "ES Tenant’s Plans."

d.       The ES Tenant Improvements shall be of first-class quality, commensurate with the level of improvements for a first-class tenant in a Class A office building in the I-270 Corridor submarket. The ES Tenant’s Plans shall be prepared in accordance with a Data Cadd or convertible DXF format for working drawings (using 1/8" reproducible drawings) in conformity with the base Building plans and Building systems and with information furnished by and in coordination with Landlord and Engineers. The ES Tenant’s Plans shall comply with all applicable building codes, laws and regulations (including without limitation the Americans with Disabilities Act), shall not contain any improvements which interfere with or require any changes to or modifications of the Building's HVAC, mechanical, electrical, plumbing, life safety or other systems or to other Building operations or functions, and, unless Tenant agrees in writing to pay all such excess costs or charges, shall not increase maintenance or utility charges for operating the Building in excess of the standard requirements for normal Class A office buildings in the I-270 Corridor submarket. Notwithstanding anything to the contrary contained in this Work Agreement, Landlord shall have the right to disapprove, in its sole discretion, any portion of the ES Tenant’s Plans that Landlord believes will or may affect the exterior (understanding that the Expansion Space is located on the first [1st] floor of the Building and as such the Tenant Improvements within the Expansion Space will be visible from the exterior of the Building) or structure of the Building or will or may affect the mechanical, electrical, plumbing, life safety, HVAC or other base Building systems.

Exhibit B, Page 2	HOLLAND & KNIGHT LLP

e.       Notwithstanding anything to the contrary contained herein, Tenant shall reimburse Landlord, within thirty (30) days after Tenant’s receipt of an invoice therefor, for all reasonable third-party costs and expenses incurred by Landlord in connection with Landlord's, or its agents, review of the ES Tenant’s Plans to the extent that that Landlord reasonably determines that it is necessary for Landlord to engage a third party to review the ES Tenant’s Plans with respect to any structural or MEP issue. Landlord shall notify Tenant prior to engaging any such third-party so as to provide Tenant the right to modify any issue that necessitates such engagement.

4.       Base Building Changes. If Tenant requests work to be done in the Expansion Space or for the benefit of the Expansion Space that affects the base Building structure or adversely affects any base Building system, any such work shall be subject to the prior written approval of Landlord, in its sole discretion.

5.       Changes.

a.        In the event that Tenant requests any changes to the Contract Documents or the Final Space Plan after Landlord has approved same, or if it is determined that the Contract Documents prepared in accordance with the Final Space Plan do not conform to the plans for the base Building, deviate from applicable Legal Requirements or contain improvements which will or may interfere with and/or affect the base Building or any of the base Building systems, or in the event of any change orders, Tenant shall be responsible for all costs and expenses and all delay resulting therefrom, including without limitation costs or expenses relating to (i) any additional architectural or engineering services and related design expenses, (ii) any changes to materials in process of fabrication, (iii) cancellation or modification of supply or fabricating contracts, (iv) removal or alteration of work or plans completed or in process, or (v) delay claims made by any subcontractor.

b.       No changes shall be made to the Contract Documents without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, provided, however, that Landlord shall have the right to disapprove, in its sole discretion, any such change that Landlord believes will affect the exterior or structure of the Building or will affect the mechanical, electrical, plumbing, life safety, HVAC or other base Building systems. Landlord shall not be responsible for delay in occupancy by Tenant because of any changes to the Final Space Plan or the Contract Documents after approval by Landlord, or because of delay caused by or attributable to any deviation by the Contract Documents from applicable Legal Requirements. As used herein, the term "Legal Requirements" shall mean any laws, ordinances, regulations and orders of the United States of America, the State of Maryland and any other governmental authority with jurisdiction over the Building or the construction of the ES Tenant Improvements.

Exhibit B, Page 3	HOLLAND & KNIGHT LLP

C.       COST OF ES TENANT IMPROVEMENTS/ALLOWANCES

1.       Construction Costs. All costs of design and construction of the ES Tenant Improvements, including without limitation the costs of all space planning, architectural and engineering work related thereto, all governmental and quasi-governmental approvals and permits required therefor, any reasonable costs incurred by Landlord because of changes to the base Building or the base Building systems, all construction costs, contractors' overhead and profit, insurance and other requirements, the cost of purchasing and installing Tenant’s Telecom Equipment Cabling in the Expansion Space and all other costs and expenses incurred in connection with the ES Tenant Improvements (collectively, "Construction Costs"), shall be paid by Tenant, subject, however, to the application of the Improvement Allowance in accordance with Paragraph C.2, below, not previously disbursed pursuant to this Work Agreement (the "Available Allowance").

2       Improvement Allowance.

(i) Provided Tenant is not in default of the Lease, Landlord agrees to provide to Tenant an allowance (the "Improvement Allowance") in an amount up to Five Hundred Fifty-Three Thousand Four Hundred Twenty and 89/100 Dollars ($553,420.89) (or Fifty-Seven and 63/100 Dollars ($57.63) per rentable square foot of the Expansion Space) to be applied solely to the Construction Costs and, to the limited extent provided herein, to Soft Costs (hereinafter defined).

(ii) Provided no Event of Default by Tenant then exists under the Lease, Construction Costs shall be disbursed by Landlord from the Available Allowance, as and when such costs are actually incurred by Tenant. Tenant shall submit to Landlord, from time to time, but not more often than once per calendar month, requests for direct payments to third parties, of or for reimbursement to Tenant for Construction Costs incurred by Tenant out of the Available Allowance, which requests shall be accompanied by (a) paid receipts or invoices substantiating the costs for which payment is requested; (b) a signed statement from Tenant certifying that the costs were actually incurred for the stated amount; (c) lien waivers from the party supplying the services or materials for which payment is sought; and (d) such other information as Landlord reasonably requires. Provided Tenant delivers to Landlord an approved draw request, prepared as set forth above, Landlord shall pay the costs covered by such payment request within thirty (30) days following receipt thereof (but Landlord shall not be obligated to make more than one (1) such payment in any calendar month).

(iii) Following the substantial completion of the ES Tenant Improvements and the payment in full of all Construction Costs, Tenant shall also be entitled to draw upon the Available Allowance (but in no event shall Tenant be entitled to draw upon an amount of the Available Allowance in excess of One Hundred Ten Thousand Six Hundred Eighty-Four and 18/100 Dollars ($110,684.18) [or twenty percent (20%) of the total Improvement Allowance]) to reimburse Tenant for the actual, documented, third-party costs of (a) purchasing and installing Tenant’s furniture, and Telecom Equipment Cabling in the Expansion Space, (b) physical moving expenses relating to Tenant’s move to the Expansion Space, excluding legal fees, and (c) architectural, engineering, permitting and construction management fees (collectively, “Soft Costs”). Tenant shall submit to Landlord a single request for reimbursement of Soft Costs incurred by Tenant out of the Available Allowance, together with (a) documentation reasonably satisfactory to Landlord evidencing that the ES Tenant Improvements are substantially complete and that all Construction Costs have been paid, (b) appropriate paid receipts for the total amount of the Soft Costs requested by Tenant, and (c) final unconditional lien waivers, in a form satisfactory to Landlord, from each applicable supplier and/or vendor.

(iv) Notwithstanding anything to the contrary contained in the Second Amendment or in this Work Agreement, in no event shall Landlord be obligated to pay, in the aggregate, an amount in excess of ninety percent (90%) of the Improvement Allowance until satisfaction of the following conditions: (1) Intentionally Omitted; (2) receipt by Landlord of appropriate paid receipts or invoices and a final lien waiver from each subcontractor and supplier covering all work performed by the subcontractors and all materials used in connection with the construction of the ES Tenant Improvements; (3) Tenant's delivery to Landlord of all receipts, invoices or other documentation necessary to substantiate all costs payable by Landlord hereunder; (4) Tenant has obtained a certificate of occupancy for the Expansion Space and had delivered a copy thereof to Landlord; and (5) Tenant has delivered to Landlord final as-built plans (in the CAD format reasonably designated by Landlord), warranties and an HVAC testing and balancing report reviewed and approved by Landlord’s engineer.

Exhibit B, Page 4	HOLLAND & KNIGHT LLP

(v) If Tenant does not expend and request the disbursement of all of the Improvement Allowance for Construction Costs and Soft Costs, in accordance with and as permitted hereunder, on or before December 31, 2018, any unused portion of the Improvement Allowance shall be forfeited by Tenant and retained by Landlord; provided, however, that if as of December 31, 2018 (i) the ES Tenant Improvements have been completed in accordance with the terms of this Work Agreement, (ii) Tenant is not then in default of this Lease and (iii) Tenant has utilized no less than ninety percent (90%) of the Improvement Allowance on Construction Costs in accordance with the terms of this Work Agreement, then, Landlord shall apply such unrequested Improvement Allowance to ES Annual Base Rent next due and payable by Tenant under the Lease until such amount has been exhausted.

3.3.       Costs Exceeding Available Allowance. All Construction Costs in excess of the Available Allowance shall be paid solely by Tenant on or before the date such costs are due and payable (or if previously paid by Landlord, and Tenant is required pursuant to the terms of this Second Amendment to reimburse such costs to Landlord, shall be reimbursed to Landlord by Tenant within thirty (30) days after receipt by Tenant of invoices therefor from Landlord), and Tenant agrees to indemnify Landlord from and against any such costs. All amounts payable by Tenant to Landlord pursuant to this Work Agreement shall be deemed to be Additional Rent for purposes of the Lease.

D.       CONSTRUCTION

1.       General Contractor. Tenant shall retain a general contractor licensed in the State of Maryland and approved by Landlord to undertake construction of the ES Tenant Improvements (the "Contractor"). The Contractor shall be responsible for obtaining, at Tenant's cost, all permits and approvals required for the construction of the ES Tenant Improvements.

2.       Construction By The Contractor. In undertaking the ES Tenant Improvements, Tenant and the Contractor shall strictly comply with the following conditions:

a.       No work involving or affecting the Building's structure or the plumbing, mechanical, electrical or life/safety systems of the Building shall be undertaken without (i) the prior written approval of Landlord in its sole discretion, whether pursuant to its approval of ES Tenant’s Plans or otherwise, (ii) the supervision of Landlord's building engineer, the actual cost of which shall be borne by Tenant if more than one (1) hour of such engineer's time is spent in connection with the ES Tenant Improvements during any single day; (iii) compliance by Tenant with the insurance requirements set forth in Paragraph D.2(c), below; and (iv) compliance by Tenant with all of the terms and provisions of this Work Agreement;

b.       All Tenant Improvement work shall be performed in strict conformity with (i) the final approved ES Tenant’s Plans; (ii) all applicable codes and regulations of governmental authorities having jurisdiction over the Building and the Expansion Space; (iii) valid building permits and other authorizations from appropriate governmental agencies, when required, which shall be obtained by Tenant, at Tenant's expense; and (iv) Landlord's construction policies, rules and regulations attached hereto as Schedule B-3, as the same may be reasonably modified by Landlord from time to time in writing ("Construction Rules"). Any work not acceptable to the appropriate governmental agencies or not reasonably satisfactory to Landlord shall be promptly replaced at Tenant's sole expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor; and

Exhibit B, Page 5	HOLLAND & KNIGHT LLP

c.       Before any work is commenced or any of Tenant's, Contractor's or any subcontractor's equipment is moved onto any part of the Building, Tenant shall deliver to Landlord policies or certificates evidencing the following types of insurance coverage in the following minimum amounts, which policies shall be issued by companies approved by Landlord, shall be maintained by Tenant at all times during the performance of the ES Tenant Improvements, and which shall name Landlord as additional insured:

(1)(1)       Worker's compensation coverage in the maximum amount required by law and employer's liability insurance in an amount not less than $500,000.00 and $500,000.00 per disease;

(2)(2)       Comprehensive general liability policy to include products/completed operations, premises/operations, blanket contractual broad form property damage and contractual liability with limits in an amount per occurrence of not less than $1,000,000.00 Combined Single Limit for bodily injury and property damage and $1,000,000.00 for personal injury; and

(3)(3)       Automobile liability coverage, with bodily injury limits of at least $1,000,000.00 per accident.

d.       Tenant shall not be required to use union labor in connection with the construction of the ES Tenant Improvements and Tenant shall not be required to construct the ES Tenant Improvements in compliance with LEED standards.

E.       INTENTIONALLY OMITTED.

F.       PERMITS AND LICENSES. Tenant shall be solely responsible for procuring, at its sole cost and expense, all permits and licenses necessary to undertake the ES Tenant Improvements and, upon completion of the ES Tenant Improvements, to occupy the Expansion Space. Tenant's inability to obtain, or delay in obtaining, any such license or permit shall not delay or otherwise affect the Expansion Space Possession Date, the Expansion Space Commencement Date or any of Tenant's obligations under this Second Amendment.

G.       INSPECTION. Landlord is authorized, at its sole cost and expense, to make such inspections of the Expansion Space during construction as it deems reasonably necessary or advisable.

H.       INDEMNIFICATION. Tenant shall indemnify Landlord and hold it harmless from and against all claims, injury, damage or loss (including reasonable attorneys' fees) sustained by Landlord as a result of the construction of the ES Tenant Improvements in the Expansion Space.

Schedule B-1 Requirements for Final Space Plan Schedule B-2 Requirements for Contract Documents Schedule B-3 Construction Rules and Regulations

.

Exhibit B, Page 6	HOLLAND & KNIGHT LLP

SCHEDULE B-1

REQUIREMENTS FOR FINAL SPACE PLAN

Floor plans, together with related information for mechanical, electrical and plumbing design work, showing partition arrangement and reflected ceiling plans (three (3) sets), including without limitation the following information:

a.	identify the location of conference rooms;

b.	Intentionally Omitted;

c.	identify the location of any food service areas or vending equipment rooms;

d.	identify areas, if any, requiring twenty-four (24) hour air conditioning;

e.	indicate those partitions that are to extend from floor to underside of structural slab above or require special acoustical treatment;

f.	identify the location of rooms for, and layout of, telephone equipment other than building core telephone closet;

g.	identify the locations and types of plumbing required for toilets (other than core facilities), sinks, drinking fountains, etc.;

h.	indicate light switches in offices, conference rooms and all other rooms in the Expansion Space;

i.	indicate the layouts for specially installed equipment, including computer and duplicating equipment, the size and capacity of mechanical and electrical services required and heat rejection of the equipment;

j.	indicate the dimensioned location of: (A) electrical receptacles (one hundred twenty (120) volts), including receptacles for wall clocks, and telephone outlets and their respective locations (wall or floor), (B) electrical receptacles for use in the operation of Tenant's business equipment which requires two hundred eight (208) volts or separate electrical circuits, (C) electronic calculating and CRT systems, etc., and (D) special audio-visual requirements;

k.	indicate proposed layout of sprinkler and other life safety and fire protection equipment, including any special equipment and raised flooring;

l.	indicate the swing of each door;

m.	indicate a schedule for doors and frames, complete with hardware, if applicable; and

n.	indicate any special file systems to be installed.

HOLLAND & KNIGHT LLP

SCHEDULE B-2

REQUIREMENTS FOR CONTRACT DOCUMENTS

Final architectural detail and working drawings, finish schedules and related plans (three (3) reproducible sets) including without limitation the following information and/or meeting the following conditions:

a.	materials, colors and designs of wallcoverings, floor coverings and window coverings and finishes;

b.	paintings and decorative treatment required to complete all construction;

c.	complete, finished, detailed mechanical, electrical, plumbing and structural plans and specifications for the ES Tenant Improvements, including but not limited to the fire and life safety systems and all work necessary to connect any special or non-standard facilities to the Building's base mechanical systems; and

d.	all final drawings and blueprints must be drawn to a scale of one-eighth (l/8) inch to one (l) foot. Any architect or designer acting for or on behalf of Tenant shall be deemed to be Tenant's agent and authorized to bind Tenant in all respects with respect to the design and construction of the Expansion Space.

HOLLAND & KNIGHT LLP

SCHEDULE B-3

CONSTRUCTION RULES AND REGULATIONS

1.	Tenant and/or the general contractor will supply Landlord with a copy of all permits (if applicable) prior to the start of any work.

2.	Tenant and/or the general contractor will post the building permit (if applicable) on a wall of the construction site while work is being performed.

3.	Public area corridor, and carpet, is to be protected by plastic runners or a series of walk-off mats from the elevator to the suite under reconstruction.

4.	Walk-off mats are to be provided at entrance doors.

5.	Contractors will remove their trash and debris daily, or as often as necessary to maintain cleanliness in the Building. Building trash containers are not to be used for construction debris. Landlord reserves the right to bill Tenant for any cost incurred to clean up debris left by the general contractor or any subcontractor. Further, the Building staff is instructed to hold the driver's license of any employee of the contractor while using the freight elevator to ensure that all debris is removed from the elevator.

6.	No utilities (electricity, water, gas, plumbing) or services to the tenants are to be cut off or interrupted without first having requested, in writing, and secured, in writing, the permission of Landlord.

7.	No electrical services are to be put on the emergency circuit, without specific written approval from Landlord.

8.	When utility meters are installed, the general contractor must provide the property manager with a copy of the operating instructions for that particular meter.

9.	Landlord will be notified of all work schedules of all workmen on the job and will be notified, in writing, of names of those who may be working in the building after "normal" business hours.

10.	Passenger elevators shall not be used for moving building materials and shall not be used for construction personnel except in the event of an emergency. The designated freight elevator is the only elevator to be used for moving materials and construction personnel. This elevator may be used only when it is completely protected as determined by Landlord's Building engineer.

11.	Contractors or personnel will use loading dock area for all deliveries and will not use loading dock for vehicle parking.

12.	Contractors will be responsible for daily removal of waste foods, milk and soft drink containers, etc. to trash room and will not use any building trash receptacles but trash receptacles supplied by them.

13.	No building materials are to enter the Building by way of main lobby, and no materials are to be stored in any lobbies at any time.

14.	Construction personnel are not to eat in the lobby or in front of Building nor are they to congregate in the lobby or in front of Building.

HOLLAND & KNIGHT LLP

15.	Landlord is to be contacted by Tenant when work is completed for inspection. All damage to the Building will be determined at that time.

16.	All key access, fire alarm work, or interruption of security hours must be arranged with Landlord's Building engineer.

17.	There will be no radios allowed on job site.

18.	All workers are required to wear a shirt, shoes, and full length trousers.

19.	Protection of hallway carpets, wall coverings, and elevators from damage with masonite board, carpet, cardboard, or pads is required.

20.	Public spaces -- corridors, elevators, bathrooms, lobby, etc. -- must be cleaned immediately after use. Construction debris or materials found in public areas will be removed at Tenant's cost.

21.	There will be no smoking, eating, or open food containers in the elevators, carpeted areas or public lobbies.

22.	There will be no yelling or boisterous activities.

23.	All construction materials or debris must be stored within the project confines or in an approved lock-up.

24.	There will be no alcohol or controlled substances allowed or tolerated.

25.	The general contractor and Tenant shall be responsible for all loss of their materials and tools and shall hold Landlord harmless for such loss and from any damages or claims resulting from the work.

Schedule B-3, Page 2	HOLLAND & KNIGHT LLP

EXHIBIT C

INTENTIONALLY OMITTED

HOLLAND & KNIGHT LLP

EXHIBIT D

LANDLORD WORK

Narrative of Landlord Work:

HVAC:

Landlord to furnish and install five (5) water source heat pumps with duct heaters and all associated outside air ductwork, outside air fans, condenser water piping and controls per M-1.0.

Electrical Service:

Landlord shall furnish and install one (1) code-compliant 200 amp, 277/480 volt, 3-phase, 4-wire metered service brought to a 200 amp fused disconnect switch or 200 amp circuit breaker tapped from the existing 1200 amp Retail Service Trough. Landlord shall provide one (1) set of 200A copper THHN conductors, to be 4-#4/0, #4 G in 2-1/2" C., from the metered service mentioned above to a 200 amp, 277/480 volt, 3-phase, 4-wire panel board located in the electrical room. Landlord shall provide one (1) set of 150A copper THHN conductors, to be 4-#1/0, #6 G in 2" C., from 277/480 volt panel board to a double section 150 amp, 120/208 volt, 3-phase, 4-wire panel board via a 45 kVA transformer to be located in same area as 277/480 volt panel board.

HOLLAND & KNIGHT LLP

EXHIBIT G

SUMMARY OF LEASING COSTS / CALCULATION OF TERMINATION PAYMENT

HOLLAND & KNIGHT LLP

ANALYSIS MO	PAYMENT	INT	PRIN	BALANCE	FEE DUE	
						3,876,320		
12/1/2015	1/1/2016	1	38,759	19,382	19,377	3,856,943		
1/1/2016	2/1/2016	2	38,759	19,285	19,474	3,837,469		
2/1/2016	3/1/2016	3	38,759	19,187	19,571	3,817,898		
3/1/2016	4/1/2016	4	38,759	19,089	19,669	3,798,229		
4/1/2016	5/1/2016	5	38,759	18,991	19,767	3,778,462		
5/1/2016	6/1/2016	6	38,759	18,892	19,866	3,758,596		
6/1/2016	7/1/2016	7	38,759	18,793	19,966	3,738,630		
7/1/2016	8/1/2016	8	38,759	18,693	20,065	3,718,565		
8/1/2016	9/1/2016	9	38,759	18,593	20,166	3,698,399		
9/1/2016	10/1/2016	10	38,759	18,492	20,267	3,678,133		
10/1/2016	11/1/2016	11	38,759	18,391	20,368	3,657,765		
11/1/2016	12/1/2016	12	38,759	18,289	20,470	3,637,295		END OF YEAR 1
12/1/2016	1/1/2017	13	38,759	18,186	20,572	3,616,723		
1/1/2017	2/1/2017	14	38,759	18,084	20,675	3,596,048		
2/1/2017	3/1/2017	15	38,759	17,980	20,778	3,575,270		
3/1/2017	4/1/2017	16	38,759	17,876	20,882	3,554,388		
4/1/2017	5/1/2017	17	38,759	17,772	20,987	3,533,401		
5/1/2017	6/1/2017	18	38,759	17,667	21,092	3,512,310		
6/1/2017	7/1/2017	19	38,759	17,562	21,197	3,491,113		
7/1/2017	8/1/2017	20	38,759	17,456	21,303	3,469,810		
8/1/2017	9/1/2017	21	38,759	17,349	21,409	3,448,400		
9/1/2017	10/1/2017	22	38,759	17,242	21,517	3,426,884		
10/1/2017	11/1/2017	23	38,759	17,134	21,624	3,405,260		
11/1/2017	12/1/2017	24	38,759	17,026	21,732	3,383,528		END OF YEAR 2
12/1/2017	1/1/2018	25	38,759	16,918	21,841	3,361,687		
1/1/2018	2/1/2018	26	38,759	16,808	21,950	3,339,737		
2/1/2018	3/1/2018	27	38,759	16,699	22,060	3,317,677		
3/1/2018	4/1/2018	28	38,759	16,588	22,170	3,295,507		
4/1/2018	5/1/2018	29	38,759	16,478	22,281	3,273,226		
5/1/2018	6/1/2018	30	38,759	16,366	22,392	3,250,833		
6/1/2018	7/1/2018	31	38,759	16,254	22,504	3,228,329		
7/1/2018	8/1/2018	32	38,759	16,142	22,617	3,205,712		
8/1/2018	9/1/2018	33	38,759	16,029	22,730	3,182,982		
9/1/2018	10/1/2018	34	38,759	15,915	22,844	3,160,139		
10/1/2018	11/1/2018	35	38,759	15,801	22,958	3,137,181		
11/1/2018	12/1/2018	36	38,759	15,686	23,073	3,114,108		END OF YEAR 3
12/1/2018	1/1/2019	37	38,759	15,571	23,188	3,090,920		
1/1/2019	2/1/2019	38	38,759	15,455	23,304	3,067,616		
2/1/2019	3/1/2019	39	38,759	15,338	23,420	3,044,196		
3/1/2019	4/1/2019	40	38,759	15,221	23,538	3,020,658		
4/1/2019	5/1/2019	41	38,759	15,103	23,655	2,997,003		
5/1/2019	6/1/2019	42	38,759	14,985	23,773	2,973,230		
6/1/2019	7/1/2019	43	38,759	14,866	23,892	2,949,337		
7/1/2019	8/1/2019	44	38,759	14,747	24,012	2,925,325		
8/1/2019	9/1/2019	45	38,759	14,627	24,132	2,901,193		
9/1/2019	10/1/2019	46	38,759	14,506	24,253	2,876,941		
10/1/2019	11/1/2019	47	38,759	14,385	24,374	2,852,567		
11/1/2019	12/1/2019	48	38,759	14,263	24,496	2,828,071		END OF YEAR 4
12/1/2019	1/1/2020	49	38,759	14,140	24,618	2,803,453		
1/1/2020	2/1/2020	50	38,759	14,017	24,741	2,778,712		
2/1/2020	3/1/2020	51	38,759	13,894	24,865	2,753,847		
3/1/2020	4/1/2020	52	38,759	13,769	24,989	2,728,858		
4/1/2020	5/1/2020	53	38,759	13,644	25,114	2,703,744		
5/1/2020	6/1/2020	54	38,759	13,519	25,240	2,678,504		
6/1/2020	7/1/2020	55	38,759	13,393	25,366	2,653,138		
7/1/2020	8/1/2020	56	38,759	13,266	25,493	2,627,645		
8/1/2020	9/1/2020	57	38,759	13,138	25,620	2,602,025		
9/1/2020	10/1/2020	58	38,759	13,010	25,748	2,576,276		
10/1/2020	11/1/2020	59	38,759	12,881	25,877	2,550,399		
11/1/2020	12/1/2020	60	38,759	12,752	26,007	2,524,393		END OF YEAR 5
12/1/2020	1/1/2021	61	38,759	12,622	26,137	2,498,256		
1/1/2021	2/1/2021	62	38,759	12,491	26,267	2,471,989		
2/1/2021	3/1/2021	63	38,759	12,360	26,399	2,445,590		
3/1/2021	4/1/2021	64	38,759	12,228	26,531	2,419,060		
4/1/2021	5/1/2021	65	38,759	12,095	26,663	2,392,397		
5/1/2021	6/1/2021	66	38,759	11,962	26,797	2,365,600		
6/1/2021	7/1/2021	67	38,759	11,828	26,931	2,338,670		
7/1/2021	8/1/2021	68	38,759	11,693	27,065	2,311,604		
8/1/2021	9/1/2021	69	38,759	11,558	27,200	2,284,404		
9/1/2021	10/1/2021	70	38,759	11,422	27,336	2,257,067		
10/1/2021	11/1/2021	71	38,759	11,285	27,473	2,229,594		
11/1/2021	12/1/2021	72	38,759	11,148	27,611	2,201,984		END OF YEAR 6

Exhibit G, Page 2	HOLLAND & KNIGHT LLP

12/1/2021	1/1/2022	73	38,759	11,010	27,749	2,174,235		
1/1/2022	2/1/2022	74	38,759	10,871	27,887	2,146,348		
2/1/2022	3/1/2022	75	38,759	10,732	28,027	2,118,321		
3/1/2022	4/1/2022	76	38,759	10,592	28,167	2,090,154		
4/1/2022	5/1/2022	77	38,759	10,451	28,308	2,061,846		
5/1/2022	6/1/2022	78	38,759	10,309	28,449	2,033,397		
6/1/2022	7/1/2022	79	38,759	10,167	28,592	2,004,806		
7/1/2022	8/1/2022	80	38,759	10,024	28,734	1,976,071		
8/1/2022	9/1/2022	81	38,759	9,880	28,878	1,947,193		
9/1/2022	10/1/2022	82	38,759	9,736	29,023	1,918,170		
10/1/2022	11/1/2022	83	38,759	9,591	29,168	1,889,003		
11/1/2022	12/1/2022	84	38,759	9,445	29,313	1,859,689		END OF YEAR 7
12/1/2022	1/1/2023	85	38,759	9,298	29,460	1,830,229		
1/1/2023	2/1/2023	86	38,759	9,151	29,607	1,800,622		
2/1/2023	3/1/2023	87	38,759	9,003	29,755	1,770,866		
3/1/2023	4/1/2023	88	38,759	8,854	29,904	1,740,962		
4/1/2023	5/1/2023	89	38,759	8,705	30,054	1,710,909		
5/1/2023	6/1/2023	90	38,759	8,555	30,204	1,680,705		
6/1/2023	7/1/2023	91	38,759	8,404	30,355	1,650,350		
7/1/2023	8/1/2023	92	38,759	8,252	30,507	1,619,843		
8/1/2023	9/1/2023	93	38,759	8,099	30,659	1,589,184		
9/1/2023	10/1/2023	94	38,759	7,946	30,813	1,558,371		
10/1/2023	11/1/2023	95	38,759	7,792	30,967	1,527,404		
11/1/2023	12/1/2023	96	38,759	7,637	31,121	1,496,283		END OF YEAR 8
12/1/2023	1/1/2024	97	38,759	7,481	31,277	1,465,006	1,465,006	
1/1/2024	2/1/2024	98	38,759	7,325	31,433	1,433,572		
2/1/2024	3/1/2024	99	38,759	7,168	31,591	1,401,982		
3/1/2024	4/1/2024	100	38,759	7,010	31,749	1,370,233		
4/1/2024	5/1/2024	101	38,759	6,851	31,907	1,338,326		
5/1/2024	6/1/2024	102	38,759	6,692	32,067	1,306,259		
6/1/2024	7/1/2024	103	38,759	6,531	32,227	1,274,032		
7/1/2024	8/1/2024	104	38,759	6,370	32,388	1,241,643		
8/1/2024	9/1/2024	105	38,759	6,208	32,550	1,209,093		
9/1/2024	10/1/2024	106	38,759	6,045	32,713	1,176,380		
10/1/2024	11/1/2024	107	38,759	5,882	32,877	1,143,503		
11/1/2024	12/1/2024	108	38,759	5,718	33,041	1,110,462		END OF YEAR 9
12/1/2024	1/1/2025	109	38,759	5,552	33,206	1,077,256		
1/1/2025	2/1/2025	110	38,759	5,386	33,372	1,043,884		
2/1/2025	3/1/2025	111	38,759	5,219	33,539	1,010,345		
3/1/2025	4/1/2025	112	38,759	5,052	33,707	976,638		
4/1/2025	5/1/2025	113	38,759	4,883	33,875	942,763		
5/1/2025	6/1/2025	114	38,759	4,714	34,045	908,718		
6/1/2025	7/1/2025	115	38,759	4,544	34,215	874,503		
7/1/2025	8/1/2025	116	38,759	4,373	34,386	840,117		
8/1/2025	9/1/2025	117	38,759	4,201	34,558	805,559		
9/1/2025	10/1/2025	118	38,759	4,028	34,731	770,828		
10/1/2025	11/1/2025	119	38,759	3,854	34,904	735,924		
11/1/2025	12/1/2025	120	38,759	3,680	35,079	700,845		END OF YEAR 10
12/1/2025	1/1/2026	121	38,759	3,504	35,254	665,591		
1/1/2026	2/1/2026	122	38,759	3,328	35,431	630,160		
2/1/2026	3/1/2026	123	38,759	3,151	35,608	594,553		
3/1/2026	4/1/2026	124	38,759	2,973	35,786	558,767		
4/1/2026	5/1/2026	125	38,759	2,794	35,965	522,802		
5/1/2026	6/1/2026	126	38,759	2,614	36,144	486,658		
6/1/2026	7/1/2026	127	38,759	2,433	36,325	450,332		
7/1/2026	8/1/2026	128	38,759	2,252	36,507	413,826		
8/1/2026	9/1/2026	129	38,759	2,069	36,689	377,136		
9/1/2026	10/1/2026	130	38,759	1,886	36,873	340,263		
10/1/2026	11/1/2026	131	38,759	1,701	37,057	303,206		
11/1/2026	12/1/2026	132	38,759	1,516	37,242	265,964		END OF YEAR 11
12/1/2026	1/1/2027	133	38,759	1,330	37,429	228,535		
1/1/2027	2/1/2027	134	38,759	1,143	37,616	190,919		
2/1/2027	3/1/2027	135	38,759	955	37,804	153,115		
3/1/2027	4/1/2027	136	38,759	766	37,993	115,122		
4/1/2027	5/1/2027	137	38,759	576	38,183	76,939		
5/1/2027	6/1/2027	138	38,759	385	38,374	38,566		
6/1/2027	7/1/2027	139	38,759	193	38,566	0

Exhibit G, Page 3	HOLLAND & KNIGHT LLP

Exhibit G, Page 4	HOLLAND & KNIGHT LLP

ANALYSIS MO	PAYMENT	INT	PRIN	BALANCE	FEE DUE	
						1,148,437		
3/1/2018	4/1/2018	1	13,417	5,742	7,674	1,140,763		
4/1/2018	5/1/2018	2	13,417	5,704	7,713	1,133,050		
5/1/2018	6/1/2018	3	13,417	5,665	7,751	1,125,299		
6/1/2018	7/1/2018	4	13,417	5,626	7,790	1,117,509		
7/1/2018	8/1/2018	5	13,417	5,588	7,829	1,109,680		
8/1/2018	9/1/2018	6	13,417	5,548	7,868	1,101,812		
9/1/2018	10/1/2018	7	13,417	5,509	7,907	1,093,904		
10/1/2018	11/1/2018	8	13,417	5,470	7,947	1,085,957		
11/1/2018	12/1/2018	9	13,417	5,430	7,987	1,077,971		
12/1/2018	1/1/2019	10	13,417	5,390	8,027	1,069,944		
1/1/2019	2/1/2019	11	13,417	5,350	8,067	1,061,877		
2/1/2019	3/1/2019	12	13,417	5,309	8,107	1,053,770		END OF YEAR 1
3/1/2019	4/1/2019	13	13,417	5,269	8,148	1,045,622		
4/1/2019	5/1/2019	14	13,417	5,228	8,188	1,037,434		
5/1/2019	6/1/2019	15	13,417	5,187	8,229	1,029,205		
6/1/2019	7/1/2019	16	13,417	5,146	8,271	1,020,934		
7/1/2019	8/1/2019	17	13,417	5,105	8,312	1,012,622		
8/1/2019	9/1/2019	18	13,417	5,063	8,353	1,004,269		
9/1/2019	10/1/2019	19	13,417	5,021	8,395	995,874		
10/1/2019	11/1/2019	20	13,417	4,979	8,437	987,436		
11/1/2019	12/1/2019	21	13,417	4,937	8,479	978,957		
12/1/2019	1/1/2020	22	13,417	4,895	8,522	970,435		
1/1/2020	2/1/2020	23	13,417	4,852	8,564	961,871		
2/1/2020	3/1/2020	24	13,417	4,809	8,607	953,264		END OF YEAR 2
3/1/2020	4/1/2020	25	13,417	4,766	8,650	944,614		
4/1/2020	5/1/2020	26	13,417	4,723	8,693	935,920		
5/1/2020	6/1/2020	27	13,417	4,680	8,737	927,183		
6/1/2020	7/1/2020	28	13,417	4,636	8,781	918,403		
7/1/2020	8/1/2020	29	13,417	4,592	8,825	909,578		
8/1/2020	9/1/2020	30	13,417	4,548	8,869	900,709		
9/1/2020	10/1/2020	31	13,417	4,504	8,913	891,796		
10/1/2020	11/1/2020	32	13,417	4,459	8,958	882,839		
11/1/2020	12/1/2020	33	13,417	4,414	9,002	873,837		
12/1/2020	1/1/2021	34	13,417	4,369	9,047	864,789		
1/1/2021	2/1/2021	35	13,417	4,324	9,093	855,697		
2/1/2021	3/1/2021	36	13,417	4,278	9,138	846,559		END OF YEAR 3
3/1/2021	4/1/2021	37	13,417	4,233	9,184	837,375		
4/1/2021	5/1/2021	38	13,417	4,187	9,230	828,145		
5/1/2021	6/1/2021	39	13,417	4,141	9,276	818,869		
6/1/2021	7/1/2021	40	13,417	4,094	9,322	809,547		
7/1/2021	8/1/2021	41	13,417	4,048	9,369	800,178		
8/1/2021	9/1/2021	42	13,417	4,001	9,416	790,763		
9/1/2021	10/1/2021	43	13,417	3,954	9,463	781,300		
10/1/2021	11/1/2021	44	13,417	3,906	9,510	771,790		
11/1/2021	12/1/2021	45	13,417	3,859	9,558	762,232		
12/1/2021	1/1/2022	46	13,417	3,811	9,605	752,627		
1/1/2022	2/1/2022	47	13,417	3,763	9,653	742,974		
2/1/2022	3/1/2022	48	13,417	3,715	9,702	733,272		END OF YEAR 4
3/1/2022	4/1/2022	49	13,417	3,666	9,750	723,522		
4/1/2022	5/1/2022	50	13,417	3,618	9,799	713,723		
5/1/2022	6/1/2022	51	13,417	3,569	9,848	703,875		
6/1/2022	7/1/2022	52	13,417	3,519	9,897	693,978		
7/1/2022	8/1/2022	53	13,417	3,470	9,947	684,031		
8/1/2022	9/1/2022	54	13,417	3,420	9,996	674,035		
9/1/2022	10/1/2022	55	13,417	3,370	10,046	663,988		
10/1/2022	11/1/2022	56	13,417	3,320	10,097	653,892		
11/1/2022	12/1/2022	57	13,417	3,269	10,147	643,745		
12/1/2022	1/1/2023	58	13,417	3,219	10,198	633,547		
1/1/2023	2/1/2023	59	13,417	3,168	10,249	623,298		
2/1/2023	3/1/2023	60	13,417	3,116	10,300	612,998		END OF YEAR 5
3/1/2023	4/1/2023	61	13,417	3,065	10,352	602,646		
4/1/2023	5/1/2023	62	13,417	3,013	10,403	592,243		
5/1/2023	6/1/2023	63	13,417	2,961	10,455	581,788		
6/1/2023	7/1/2023	64	13,417	2,909	10,508	571,280		
7/1/2023	8/1/2023	65	13,417	2,856	10,560	560,720		
8/1/2023	9/1/2023	66	13,417	2,804	10,613	550,107		
9/1/2023	10/1/2023	67	13,417	2,751	10,666	539,441		
10/1/2023	11/1/2023	68	13,417	2,697	10,719	528,722		
11/1/2023	12/1/2023	69	13,417	2,644	10,773	517,949		
12/1/2023	1/1/2024	70	13,417	2,590	10,827	507,122	507,122	
1/1/2024	2/1/2024	71	13,417	2,536	10,881	496,241		
2/1/2024	3/1/2024	72	13,417	2,481	10,935	485,306		END OF YEAR 6

Exhibit G, Page 5	HOLLAND & KNIGHT LLP

Exhibit G, Page 6	HOLLAND & KNIGHT LLP

Exhibit G, Page 7	HOLLAND & KNIGHT LLP